                                  VOICEIQ INC.

                                STOCK OPTION PLAN
                        (AS AMENDED AS OF MARCH 27, 2001)



1. PURPOSE. This Stock Option Plan (the "Plan") has been established by VoiceIQ Inc. to provide long term incentives to Eligible Persons, as hereinafter defined, whose actions have a direct and identifiable impact on the future development of the Company.

2.           DEFINITIONS

     2.1     In this Plan, the following terms have the following meanings:

             "AFFILIATED ENTITY" has the meaning ascribed thereto in Rule
             45-503.

             "ASSOCIATE" has the meaning attributed thereto in the Securities Act (Ontario).

             "BUSINESS DAY" means any day, other than a Saturday or a Sunday, on which The Toronto Stock Exchange is open for trading.

             "COMPANY" means VoiceIQ Inc., its subsidiaries and their respective successors and assigns, and any reference in the Plan to action by the Company means action by or under the authority of the Board of Directors of the Company or any person or committee that has been designated for that purpose by the Board of Directors.

             "CONSULTANT" means a person, other than an employee, officer or director of the Company, providing services to the Company.

             "DATE OF GRANT" of an Option means the date the Option is granted to a Participant under the Plan.

             "DESIGNATED AMOUNT" of a Participant's Option means the maximum number of Shares which the Participant may purchase under the Option, as designated by the Company at the time the Option is granted.

             "DESIGNATED PERCENTAGE" in respect of an Option means the percentage of the Designated Amount representing the maximum number of Shares which a Participant may purchase under the Option during any Option Year less the percentage of Shares for which the Option was previously earned.

             "EARLIEST EXERCISE DATE" in respect of an Option means the earliest date on which the Option may be exercised.

             "ELIGIBLE PERSONS" means any Consultant, employee, officer or director of the Company or an affiliated entity or a consultant's consultant company or partnership, a RRSP or RRIF established by or for the consultant or under which the consultant is a beneficiary, a subsidiary entity of the employee or a RRSP or RRIF established by or for the employee or under which the employee is the beneficiary, or a subsidiary entity of the executive or a RRSO or RRIF established by or for the executive or under which the executive is the beneficiary.

             "LATEST EXERCISE DATE" means the latest date on which an Option may be exercised.

             "OPTION" means an option to purchase Shares granted under the Plan.

             "OPTION PRICE" in respect of an Option means the price designated by the Company at which the Participant may purchase Shares under the Option.

             "OPTION YEAR" in respect of an Option means the twelve months commencing on the Date of the Grant of the Option or on any anniversary of such date, and ending prior to or on the Latest Exercise Date.

             "PARTICIPANT" means a person to whom an Option has been granted.

             "PLAN" means this Employee Stock Option Plan, as amended and restated from time to time.

             "RELATED PERSON" means (i) a director or senior officer of the Company, or (ii) an associate of a director or officer of the Company.

             "RULE 45-503" means Rule 45-503 promulgated by the Ontario Securities Commission.

             "SHARES" means the Common Shares in the capital of the Company, and includes any shares in the capital of the Company into which such shares may be converted, reclassified, redesignated, subdivided, consolidated, exchanged or otherwise changed, whether pursuant to a capital reorganization, amalgamation, merger, arrangement or other form of reorganization.

     2.2 In this Plan, unless the context requires otherwise, words importing gender include the masculine and feminine and words importing the singular number include the plural and vice versa.

     2.3 Unless the context otherwise requires, terms not defined herein that are defined in Rule 45-503 shall have the meaning ascribed thereto in such rule.

3.       GRANTING OF OPTIONS AND
         DETERMINATION OF THE OPTION PRICE

     3.1 From time to time the Company may grant an Option to a Participant to purchase Shares in accordance with the Plan. In granting such Option, the Company shall designate:

         (a) the Designated Amount which the Participant may purchase under the Option;

         (b) the Earliest Exercise Date, which shall be the Date of Grant unless otherwise determined by the Company;

         (c) the latest date on which the Option may be exercised ("Latest Exercise Date"), which shall be the fifth anniversary of the Date of Grant unless determined by the Company to be earlier;

         (d) the Designated Percentage, which, unless otherwise determined by the Company, shall be 33-1/3% commencing on the Date of Grant, 66-2/3% commencing on the first anniversary of the Date of Grant, and 100% commencing on the second anniversary of the Date of Grant; and

         (e) the Option Price at which the Participant may purchase his Shares under the Option, which price shall be determined by the Company in accordance with Section 3.2.

     3.2 The Option Price per Share shall be not less than the closing market price for the Shares on the principal market or stock exchange on which the shares then trade on the trading day immediately preceding the Date of Grant.

     3.3 Subject to the terms of the Plan, the Company may determine other terms or conditions, if any, of all Options.

     3.4 Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any Eligible Person's employment with the Company or any of its affiliates.

     3.5 The Board of Directors of the Company has the authority to administer, implement and interpret the Plan. The determination by the Board of Directors of any question which may arise as to the interpretation or implementation of the Plan or any of the Options granted hereunder shall be final and binding on all Eligible Persons, Participants and other persons claiming or deriving rights through any of them.

4.       EXERCISE OF PARTICIPANT'S OPTIONS

     4.1 Subject to the provisions of the Plan, unless the Board of Directors otherwise determines, an Option may be exercised by the Participant on or after the Earliest Exercise Date from time to time during each option year (the "Current Option Year") at his discretion to purchase in the aggregate a number of Shares equal to the aggregate of:

         (a) the previously unexercised portion of the Designated Percentage in any previous Option Year; and

         (b) the Designated Percentage of the Designated Amount of the Option during the current Option Year.

     4.2 Unless the Company otherwise determines, a Participant's Option shall terminate and may not be exercised after the earliest of:

         (a) six months after the Participant's termination of employment with the Company by reason of death or disability;

         (b) 90 days after the Participant's termination of employment with the Company by reason of retirement or early retirement in accordance with the Company's policies;

         (c) the Participant's termination of employment with the Company for cause;

         (d) 30 days after the date of the Participant's termination of employment with the Company in any manner or for any reason, as may be determined by the Company in its sole discretion, other than retirement or early retirement in accordance with the Company's policies, death, disability or termination of employment for cause; and

         (e)    the Latest Exercise Date of the Participant's Option.

     4.3 The exercise of an Option under the Plan shall be made by notice to the Company in writing specifying and subscribing for the number of Shares in respect of which the Option is being exercised at that time and, except where payment is made by another means satisfactory to the Company, accompanied by a certified cheque or bank draft payable to the Company in the amount of the aggregate Option Price for such number of Shares. As of the business day the Company receives such notice and such payment, the Participant (or the person claiming through him, as the case may be) shall be entitled to be entered on the share register of the Company as the holder of the number of Shares in respect of which the Option was exercised and as promptly as possible thereafter shall be delivered a certificate representing the said number of Shares.

5.       MAXIMUM NUMBER OF SHARES TO
         BE ISSUED UNDER THE PLAN


     5.1 Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance under this Plan, subject to adjustment or increase of such number pursuant to the provisions of Article 6 hereof, shall not exceed 3,455,000 Shares. Shares in respect of which Options are not exercised shall be available for the issuance of subsequent Options under the Plan. No fractional shares may be purchased or issued under the Plan.

     5.2 Notwithstanding any other provision contained in this Plan or any agreement relating to any Options granted under the Plan, no options shall be granted under this Plan if, together with any other incentives or incentive plans established or maintained by the Company, such granting of options could result, at any time, in:

         (a) the issuance to related persons, within a 12 month period, of a number of Shares exceeding 10% of the outstanding number of issued Shares of the Company;

         (b) the number of Shares reserved for issuance under stock options granted to any one related person, and the related person's associates, exceeding 5% of the outstanding number of issued Shares; or

         (c) the issuance to any one related person, and the related person's associates, within a 12 month period, of a number of Shares exceeding 5% of the outstanding number of issued Shares.

     5.3 Any amendment to the Plan to increase the number of Shares which may be issued under Options pursuant to the Plan, as provided for in Section 5.1, may not exceed 10% of the issued and outstanding Shares at the time of such amendment unless such amendment is approved by a resolution of the shareholders.

6.       ANTI-DILUTION PROVISIONS

     6.1 If the number of outstanding Shares of the Company shall be increased or decreased as a result of a stock split, consolidation or recapitalization and not as a result of the issuance of Shares for additional consideration or by way of stock dividend, the Company may make appropriate adjustments to the Designated Amount of any Option which has previously been granted under the Plan, the maximum number of Shares which the Participant may thereafter purchase under such Option, the Option Price in respect of such Option and the maximum number of Shares which may be issued under the Plan in accordance with Section 5.1.

     6.2 No fractional Shares shall be issued upon the exercise of an Option nor shall any script certificates in lieu therefor be issuable at any time. Accordingly, if as a result of any adjustment under Section 6.1 a Participant would otherwise have become entitled to a fractional share upon the exercise of an Option, he shall have the right to purchase only the next lower whole number of Shares and no payment or other adjustment will be made with respect to the fractional interests so disregarded.

7. ACCOUNTS AND STATEMENTS. The Company shall maintain records of the details of each Option granted to each Participant under the Plan, including the Date of Grant, Designated Amount and the Option Price of each Option, the number of Shares in respect of which the Option has been exercised and the maximum number of Shares which the Participant may still purchase under the Option. Upon request therefor from a Participant and at such other times as the Company shall determine, the Company shall furnish the Participant with a statement setting forth the details of his Options. Such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary is given to the Company within 30 days after such statement is given to the Participant.

8.       REORGANIZATION

     8.1 In this Article 8, "reorganization" means (i) capital reorganization,
(ii) merger, (iii) amalgamation, (iv) offer for Shares which if successful would entitle the offeror to acquire all of the Shares, or (v) arrangement or other scheme of reorganization.

     8.2 In the event of a reorganization or proposed reorganization, the Company, at its option, may do either of the following:

         (a) the Company may irrevocably commute any Option that is still capable of being exercised, upon giving to the Participant to whom such Option has been granted at least 30 days' written notice of its intention to commute the Option, and during such period of notice, the Option, to the extent that it has not been exercised, may be exercised by the Participant up to the Designated Amount of Shares which may be purchased under the Option, without regard to the limitations contained in subsection 4.1(a), and on the expiry of such period of notice, the unexercised portion of the Option shall lapse and be cancelled, or

         (b) the Company or any corporation which is or would be the successor to the Company or which may issue securities in exchange for Shares upon the reorganization becoming effective may offer any Participant the opportunity to obtain a new or replacement option over any securities into which the shares are changed or are convertible or exchangeable, on a basis proportionate to the number of Shares under option; in such event the Participant shall, if he accepts such offer, be deemed to have released his Option over Shares and such Option shall be deemed to have lapsed.

     8.3 Subsections (a) and (b) of Section 8.2 are intended to be permissive and may be utilized independently or successively in combination or otherwise, and nothing therein contained shall be construed as limiting or affecting the ability of the Company to deal with Options in any other manner.

9.       NOTICES

     9.1 Any payment, notice, statement, certificate or other instrument required or permitted to be given to a Participant or any person claiming or deriving any rights through him shall be given by:

         (a) delivering it personally to the Participant or to the person claiming or deriving rights through him, as the case may be, or

         (b) mailing it postage paid or delivering it to the address which is maintained for the Participant in the Company's personnel records.

     9.2 Any payment, notice, statement, certificate or instrument required or permitted to be given to the Company shall be given by mailing it postage prepaid or delivering it to the Company at its principal address to the attention of the Company Secretary.

     9.3 Any payment, notice, statement, certificate or other instrument referred to in Section 9.1 or 9.2, if delivered, shall be deemed to have been given or delivered on the date on which it was delivered or, if mailed, shall be deemed to have been given or delivered on the date of receipt.

10.       GENERAL

     10.1 From time to time the Company may add to or amend any of the provisions of the Plan or an Option granted hereunder or terminate the Plan; provided, however, that, subject to the provisions of Articles 6 and 8, (i) any approvals required under any applicable law or under the applicable rules of any stock exchange in Canada upon which shares of the Company are listed are obtained, and (ii) unless a Participant otherwise agrees, any such addition, amendment or termination shall apply only in respect of Options granted on or after the date of such addition, amendment or termination.

     10.2 The Plan shall enure to the benefit of and be binding upon the Company, its successors and assigns. The interest of any Eligible Person or Participant under the Plan or in any Option shall not be transferable or alienable by him either by pledge, assignment or in any other manner whatsoever and, during his lifetime, shall be vested only in him, but shall thereafter enure to the benefit of and be binding upon the legal personal representatives of the Eligible Person or the Participant, as the case may be.

     10.3 The Company's obligation to issue Shares in accordance with the terms of this Plan and any Options granted hereunder is subject to compliance with the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such Shares and to the rules of any stock exchange on which any of the shares of the Company may be listed. As a condition of participating in the Plan, each Eligible Person shall agree to comply with all such laws, rules and regulations and to furnish to the Company all information and undertakings as may be required to permit compliance with such laws, rules and regulations.

     10.4 An Eligible Person shall not have any rights as a shareholder in respect of Shares subject to an Option until such Shares have been paid for in full and issued.

     10.5 No Eligible Person, Participant or other person shall have any claim or right to be granted Options under the Plan. Neither the Plan nor any action taken thereunder shall interfere with the right of the employer of a Participant to terminate an Eligible Person's or Participant's employment at any time. Neither any period of notice, if any, nor any payment in lieu thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

     10.6 This Plan and any Options granted hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     10.7 This Plan is hereby instituted this 9th day of December, 1999.